Exhibit 2.1

Execution Version

SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This Second Amendment (this “Amendment”) to the Agreement and Plan of Merger, dated as of December 12, 2022 (the “Merger Agreement”), by and among (i) Newbury Street Acquisition Corporation, a Delaware corporation (“Purchaser”), (ii) Infinite Reality Holdings, Inc., a Delaware corporation and a direct wholly-owned subsidiary of the Purchaser (“Pubco”), (iii) Infinity Purchaser Merger Sub Inc., a Delaware corporation and a direct wholly-owned subsidiary of Pubco (“Purchaser Merger Sub”), (iv) Infinity NBIR Company Merger Sub Inc., a Delaware corporation and a direct wholly-owned subsidiary of Pubco (“Company Merger Sub” and, together with Purchaser Merger Sub, the “Merger Subs,” and the Merger Subs collectively with the Purchaser and Pubco, the “Purchaser Parties”), and (v) Infinite Reality, Inc., a Delaware corporation (the “Company”), is made and entered into as of July 21, 2023 by and among Purchaser, Pubco, Purchaser Merger Sub, Company Merger Sub, and the Company (collectively, the “Parties”). Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement. For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Amendments to the Merger Agreement.

(a)	a Section 6.24 is hereby added to the Merger Agreement and shall read as follows:

Notwithstanding anything to the contrary contained in the Merger Agreement, as amended (including Section 8.3) and Section 1 of the Amendment to Agreement and Plan of Merger, dated May 12, 2023, by and between the Parties, the Company agrees to pay the Monthly Extension Fees (as defined herein) directly into the Trust Account on behalf of Purchaser on or before the date when such payment becomes due. In addition to any remedy or relief provided to Purchaser in the Merger Agreement, if the Merger Agreement is terminated for any reason other than a breach by Purchaser, the Company agrees to pay all Expenses of Purchaser incurred after March 31, 2023, provided that in no event shall such payment exceed $3,000,000 (inclusive of any Monthly Extension Fees paid as described in the preceding sentence). In the event that the Mergers are consummated, Purchaser agrees to pay for all transaction expenses up to $10,000,000 in connection with the consummation of the Mergers and the other transactions contemplated by the Merger Agreement. “Monthly Extension Fee” means the $200,000 per month required to be paid into the Trust Account until the completion of the Mergers.

2 Effect of Amendment. Except as expressly provided herein, this Amendment shall not constitute an amendment, modification or waiver of any provision of the Merger Agreement or any rights or obligations of any party under or in respect of the Merger Agreement. Except as modified by this Amendment, the Merger Agreement shall continue in full force and effect. Upon the execution of this Amendment by the Parties, each reference in the Merger Agreement to “this Agreement” or the words “hereunder,” “hereof,” “herein” or words of similar effect referring to the Merger Agreement shall mean and be a reference to the Merger Agreement as amended by this Amendment, and a reference to the Merger Agreement in any other instrument or document shall be deemed a reference to the Merger Agreement as amended by this Amendment. This Amendment shall be subject to, shall form a part of, and shall be governed by, the terms and conditions set forth in the Merger Agreement, as amended by this Amendment.

3. General. The provisions of Sections 10.1 (Notices), 10.2 (Binding Effect; Assignment), 10.3 (Third Parties), 10.4 (Governing Law; Jurisdiction), 10.5 (Waiver of Jury Trial), 10.6 (Specific Performance), 10.7 (Severability), 10.9 (Waiver), 10.11 (Interpretation), 10.12 (Counterparts), and 10.14 (No Recourse) of the Merger Agreement shall apply to this Amendment mutatis mutandis.

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

The Purchaser:

NEWBURY STREET ACQUISITION CORPORATION

By:	/s/ Thomas Bushey
	Name:	Thomas Bushey
	Title:	Chief Executive Officer

Pubco:

INFINITE REALITY HOLDINGS, INC.

By:	/s/ Thomas Bushey
	Name:	Thomas Bushey
	Title:	President

Purchaser Merger Sub:

INFINITY PURCHASER MERGER SUB INC.

By:	/s/ Thomas Bushey
	Name:	Thomas Bushey
	Title:	President

Company Merger Sub:

INFINITY NBIR COMPANY MERGER SUB INC.

By:	/s/ Thomas Bushey
	Name:	Thomas Bushey
	Title:	President

[Signature Page to Second Amendment to Merger Agreement]

The Company:

INFINITE REALITY, INC.

By:	/s/ John P. Acunto, Jr.
	Name:	John P. Acunto, Jr.
	Title:	CEO

[Signature Page to Second Amendment to Merger Agreement]